Investors: Brian Blanchett +1.858.291.6421 ir@illumina.com

Media: Dr. Karen Birmingham +1.646.355.2111 kbirmingham@illumina.com

Illumina Reports Financial Results for Third Quarter of Fiscal Year 2021
Raises Fiscal Year 2021 Revenue Guidance

San Diego, November 4, 2021 /PRNewswire/ -- Illumina, Inc. (NASDAQ: ILMN) today announced its financial results for the third quarter of fiscal year 2021, which include the consolidated financial results of GRAIL.

Third quarter consolidated results:

•Revenue of $1,108 million, a 40% increase compared to the prior year period
•GAAP net income for the quarter of $317 million, or $2.08 per diluted share, which included a $900 million gain from our previously held investment in GRAIL and $654 million in day one compensation expense related to the GRAIL acquisition. This compared to $179 million, or $1.21 per diluted share, for the prior year period
•Non-GAAP net income for the quarter of $221 million, or $1.45 per diluted share, which included dilution from GRAIL non-GAAP operating loss of $0.19 per diluted share and incremental dilution from the 9.8 million shares issued to fund the GRAIL acquisition of $0.06 per diluted share. This compared to $150 million, or $1.02 per diluted share, for the prior year period. Non-GAAP net income excludes gain on previously held investment in GRAIL, day one compensation related expense and other acquisition-related expenses (see the “Reconciliation Between GAAP and Non-GAAP Net Income” table for a reconciliation of these GAAP and non-GAAP financial measures)
•Cash flow from operations of $(272) million compared to $153 million in the prior year period
•Free cash flow (cash flow from operations less capital expenditures) of $(324) million for the quarter compared to $105 million in the prior year period

“Illumina’s financial results again exceeded expectations in the third quarter led by record shipments for both clinical and research,” said Francis deSouza, Chief Executive Officer. “Clinical market expansion is driving momentum in the core business, including significant demand in testing for therapy selection in oncology as we continue to advance genomics as a standard of care in the clinic. Our teams' continued execution to meet this robust demand will enable a strong finish to an exceptional 2021.”

Gross margin in the third quarter of 2021 was 69.5% compared to 66.2% in the prior year period. Excluding amortization of acquired intangible assets, non-GAAP gross margin was 71.2% for the third quarter of 2021 compared to 67.4% in the prior year period.

Research and development (R&D) expenses for the third quarter of 2021 were $436 million compared to $172 million in the prior year period. Excluding acquisition-related compensation expense, non-GAAP R&D expenses as a percentage of revenue were 21.7% compared to 21.2% in the prior year period.

Selling, general and administrative (SG&A) expenses for the third quarter of 2021 were $879 million compared to $192 million in the prior year period. Excluding day one compensation related expense and other acquisition-related expenses, and fair value adjustments on contingent consideration liabilities, non-GAAP SG&A expenses as a percentage of revenue were 26.0% compared to 24.8% in the prior year period.

Depreciation and amortization expenses were $65 million and capital expenditures for free cash flow purposes were $52 million during the third quarter of 2021. At the close of the quarter, the company held $1.3 billion in cash, cash equivalents and short-term investments, compared to $3.5 billion as of January 3, 2021.

Third quarter segment results:

Following the acquisition of GRAIL on August 18, 2021, we have two reportable segments, Core Illumina and GRAIL. GRAIL financial results are reflected for the period after the acquisition.

Core Illumina

	GAAP		Non-GAAP (a)
Dollars in millions	Q3 2021	Q3 2020	Q3 2021	Q3 2020
Revenue	$1,106	$794
Gross margin	70.7%	66.2%	71.3%	67.4%
Research and development expense	$212	$172	$212	$169
Selling, general and administrative expense	$365	$192	$266	$196
Operating income	$205	$162	$310	$170
Operating margin	18.5%	20.4%	28.0%	21.4%
(a) See the “Core Illumina Itemized Reconciliation Between GAAP and Non-GAAP Results of Operations as a Percentage of Revenue” table for a reconciliation of these GAAP and non-GAAP financial measures.

GRAIL

	GAAP		Non-GAAP (a)
In millions	Q3 2021	Q3 2020	Q3 2021	Q3 2020
Revenue	$2	—	$2	—
Operating loss	$(750)	—	$(50)	—
(a) See the “GRAIL Itemized Reconciliation Between GAAP and Non-GAAP Results of Operations” table for a reconciliation of these GAAP and non-GAAP financial measures.

Updates since our last earnings release:

•Closed the GRAIL acquisition to accelerate patient access to life-saving, multi-cancer early-detection tests; we are holding GRAIL as a separate entity pending EU regulatory review of the merger
•Announced TSO 500 partnership with Merck to develop and commercialize tests that identify genetic mutations used in the assessment of homologous recombination deficiency (HRD)
•Co-authored study published in JAMA Pediatrics reporting findings from the NICUSeq Randomized Time-Delayed Trial, demonstrating whole genome sequencing outperforms usual care by two-fold in diagnostic efficacy and clinical management of acutely-ill newborns with suspected genetic disease
•Announced an agreement with Israel’s Ministry of Health for a pilot program to implement the use of whole-genome sequencing in critically-ill infants suspected of having a genetic disorder in neonatal intensive care units
•Expanded presence in Latin America with the creation of Illumina Colombia S.A.S. and Illumina México Productos de Biotecnología to advance clinical business in the region and increase support for local customers and partners
•Announced net zero global greenhouse gas emissions commitment by 2050, including milestone targets of 46% reduction in emissions and 100% renewable electricity by 2030
•GRAIL announced Galleri was approved for prescription by the New York State Department of Health, making the test commercially available in New York, and marking a significant regulatory milestone.
•NHS launched UK trial of Galleri under a commercial partnership program that aims to confirm Galleri's clinical and economic performance in the NHS system as a precursor to its routine use by the NHS
•Appointed Robert Ragusa, former Chief Operations Officer of Illumina, as Chief Executive Officer of GRAIL

Financial outlook and guidance

The non-GAAP financial guidance discussed below reflects certain pro forma adjustments to assist in analyzing and assessing our core operational performance, including our Core Illumina and GRAIL segments. Please see our Reconciliation of Non-GAAP Financial Guidance included in this release for a reconciliation of the GAAP and non-GAAP financial measures.

For fiscal 2021, the company now expects both consolidated and Core Illumina revenue growth of approximately 36%. The company now expects GAAP earnings per diluted share of $4.41 to $4.51, and non-GAAP earnings per diluted share of $5.50 to $5.60, which includes dilution from GRAIL non-GAAP operating loss of approximately $1.00 and incremental dilution from the 9.8 million shares issued to fund the GRAIL acquisition of $0.15.

Conference call information

The conference call will begin at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) on Thursday, November 4, 2021. Interested parties may access the live teleconference through the Investor Info section of Illumina’s website under the “Company” tab at www.illumina.com. Alternatively, individuals can access the call by dialing 1 (844) 200-6205 or 1 (929) 526-1599 outside North America, both using conference ID 808648.

A replay of the conference call will be posted on Illumina’s website after the event and will be available for at least 30 days following.

Statement regarding use of non-GAAP financial measures

The company reports non-GAAP results for diluted net income per share, net income, gross margins, operating expenses, including research and development expenses and selling general and administrative expenses, operating income (loss), operating margins, gross profit, other income, and free cash flow (on a consolidated and as applicable, segment basis for our Core Illumina and GRAIL segments) in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The company’s financial measures under GAAP include substantial charges such as amortization of acquired intangible assets, non-cash interest expense associated with the company’s convertible debt instruments that may be settled in cash, and others that are listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release. Management has excluded the effects of these items in non-GAAP measures to assist investors in analyzing and assessing past and future operating performance, including in the non-GAAP measures relating to our Core Illumina and GRAIL segments. Additionally, non-GAAP net income and diluted earnings per share are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward-looking statements

This release may contain forward-looking statements that involve risks and uncertainties. Among the important factors to which our business is subject that could cause actual results to differ materially from those in any forward-looking statements are: (i) the impact to our business and operating results of the COVID-19 pandemic; (ii) changes in the rate of growth in the markets we serve; (iii) the volume, timing and mix of customer orders among our products and services; (iv) our ability to adjust our operating expenses to align with our revenue expectations; (v) our ability to manufacture robust instrumentation and consumables; (vi) the success of products and services competitive with our own; (vii) challenges inherent in developing, manufacturing, and launching new products and services, including expanding or modifying manufacturing operations and reliance on third-party suppliers for critical components; (viii) the impact of recently launched or pre-announced products and services on existing products and services; (ix) our ability to further develop and commercialize our instruments, consumables, and products, including Galleri, the cancer screening test developed by GRAIL, to deploy new products, services, and applications, and to expand the markets for our technology platforms; (x) the risks and costs associated with the integration of, and our ability to integrate, GRAIL’s business successfully to achieve anticipated synergies, including the restrictions on integration during any hold separate period or any delay in integration following any hold separate period; (xi) the risk that disruptions from the consummation of our recent acquisition of GRAIL or any associated legal or regulatory proceedings or obligations will harm our business, including current plans and operations; (xii) potential adverse reactions or changes to business relationships resulting from the consummation of our recent acquisition of GRAIL; (xiii) our ability to obtain approval by third-party payors to reimburse patients for our products; (xiv) our ability to obtain regulatory clearance for our products from government agencies; (xv) our ability to successfully partner with other companies and organizations to develop new products, expand markets, and grow our business; (xvi) our ability to successfully identify and integrate acquired technologies, products, or businesses; (xvii) the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments and (xviii) legislative, regulatory and economic developments, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

About Illumina

Illumina is improving human health by unlocking the power of the genome. Our focus on innovation has established us as the global leader in DNA sequencing and array-based technologies, serving customers in the research, clinical and applied markets. Our products are used for applications in the life sciences, oncology, reproductive health, agriculture and other emerging segments. To learn more, visit www.illumina.com and connect with us on Twitter, Facebook, LinkedIn, Instagram, and YouTube.
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Illumina, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	October 3, 2021	January 3, 2021
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$1,080	$1,810
Short-term investments	185	1,662
Accounts receivable, net	604	487
Inventory	401	372
Prepaid expenses and other current assets	181	152
Total current assets	2,451	4,483
Property and equipment, net	1,009	922
Operating lease right-of-use assets	676	532
Goodwill	7,098	897
Intangible assets, net	3,351	142
Other assets	478	609
Total assets	$15,063	$7,585

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$248	$192
Accrued liabilities	666	541
Convertible senior notes, current portion	—	511
Total current liabilities	914	1,244
Operating lease liabilities	784	671
Term notes	993	—
Convertible senior notes	694	673
Other long-term liabilities	1,085	303
Stockholders’ equity	10,593	4,694
Total liabilities and stockholders’ equity	$15,063	$7,585

Illumina, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	October 3, 2021	September 27, 2020	October 3, 2021	September 27, 2020
Revenue:
Product revenue	$978	$676	$2,903	$1,904
Service and other revenue	130	118	424	382
Total revenue	1,108	794	3,327	2,286
Cost of revenue:
Cost of product revenue (a)	264	209	782	535
Cost of service and other revenue (a)	56	52	177	157
Amortization of acquired intangible assets	18	7	31	21
Total cost of revenue	338	268	990	713
Gross profit	770	526	2,337	1,573
Operating expense:
Research and development (a)	436	172	835	483
Selling, general and administrative (a)	879	192	1,666	643
Total operating expense	1,315	364	2,501	1,126
(Loss) income from operations	(545)	162	(164)	447
Other income, net	965	53	962	110
Income before income taxes	420	215	798	557
Provision for income taxes	103	36	148	158
Net income	$317	$179	$650	$399
Earnings per share:
Basic	$2.09	$1.22	$4.39	$2.72
Diluted	$2.08	$1.21	$4.36	$2.70
Shares used in computing earnings per common share:
Basic	152	146	148	147
Diluted	153	148	149	148

(a) Includes stock-based compensation expense for stock-based awards:

	Three Months Ended		Nine Months Ended
	October 3, 2021	September 27, 2020	October 3, 2021	September 27, 2020
Cost of product revenue	$7	$6	$22	$13
Cost of service and other revenue	1	1	3	3
Research and development	193	21	243	48
Selling, general and administrative	496	33	576	52
Stock-based compensation expense before taxes	$697	$61	$844	$116

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(unaudited)

	Three Months Ended		Nine Months Ended
	October 3, 2021	September 27, 2020	October 3, 2021	September 27, 2020
Net cash (used in) provided by operating activities	$(272)	$153	$263	$674
Net cash used in investing activities	(2,448)	(65)	(1,069)	(520)
Net cash (used in) provided by financing activities	(394)	(101)	78	(435)
Effect of exchange rate changes on cash and cash equivalents	(2)	4	(2)	—
Net decrease in cash and cash equivalents	(3,116)	(9)	(730)	(281)
Cash and cash equivalents, beginning of period	4,196	1,770	1,810	2,042
Cash and cash equivalents, end of period	$1,080	$1,761	$1,080	$1,761

Calculation of free cash flow:
Net cash (used in) provided by operating activities	$(272)	$153	$263	$674
Purchases of property and equipment	(52)	(48)	(138)	(127)
Free cash flow (a)	$(324)	$105	$125	$547

(a) Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations - Non-GAAP
(In millions, except per share amounts)
(unaudited)

CONSOLIDATED RECONCILIATION BETWEEN GAAP AND NON-GAAP EARNINGS PER SHARE:

	Three Months Ended		Nine Months Ended
	October 3, 2021	September 27, 2020	October 3, 2021	September 27, 2020
GAAP earnings per share - diluted	$2.08	$1.21	$4.36	$2.70
Cost of revenue (b)	0.12	0.06	0.21	0.16
Research and development costs (b)	1.28	0.03	1.32	0.01
Selling, general and administrative costs (b)	3.86	(0.03)	5.94	0.58
Other income, net (b)	(6.35)	(0.31)	(6.53)	(0.61)
Incremental non-GAAP tax expense (c)	0.47	0.07	(0.05)	(0.05)
Income tax benefit (d)	(0.01)	(0.01)	(0.05)	(0.12)
Tax expense related to increase in valuation allowance (e)	—	—	—	0.42
Tax expense related to cost-sharing arrangement (f)	—	—	—	0.19
Non-GAAP earnings per share - diluted (a)	$1.45	$1.02	$5.20	$3.28

CONSOLIDATED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME:

	Three Months Ended		Nine Months Ended
	October 3, 2021	September 27, 2020	October 3, 2021	September 27, 2020
GAAP net income	$317	$179	$650	$399
Cost of revenue (b)	18	9	32	24
Research and development costs (b)	196	3	196	1
Selling, general and administrative costs (b)	591	(4)	885	87
Other income, net (b)	(971)	(46)	(973)	(90)
Incremental non-GAAP tax expense (c)	71	11	(8)	(8)
Income tax benefit (d)	(1)	(2)	(7)	(18)
Tax expense related to increase in valuation allowance (e)	—	—	—	62
Tax expense related to cost-sharing arrangement (f)	—	—	—	28
Non-GAAP net income (a)	$221	$150	$775	$485
All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(a) Non-GAAP net income and diluted earnings per share exclude the effect of the pro forma adjustments as detailed above. Non-GAAP net income and diluted earnings per share are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future operating performance.
(b) Refer to our “Itemized Reconciliation between GAAP and Non-GAAP Results of Operations as a Percent of Revenue,” below, for the components of these amounts.
(c) Incremental non-GAAP tax expense reflects the tax impact of the non-GAAP adjustments listed.
(d) Amounts represent tax deductions taken in excess of stock-based compensation cost.
(e) Amounts represent discrete tax expense related to the valuation allowance established in Q2 2020 against the deferred tax asset for California research and development credits.
(f) Amounts represent discrete tax expense related to the finalization of the Altera court case in Q2 2020 which determined stock-based compensation must be included in intercompany cost sharing payments.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)

CONSOLIDATED ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Three Months Ended				Nine Months Ended
	October 3, 2021		September 27, 2020		October 3, 2021		September 27, 2020
GAAP gross profit (b)	$770	69.5%	$526	66.2%	$2,337	70.2%	$1,573	68.8%
Core Illumina cost of revenue	6	0.6%	9	1.2%	20	0.6%	24	1.0%
GRAIL cost of revenue	12	1.1%	—	—	12	0.4%	—	—
Non-GAAP gross profit (a)	$788	71.2%	$535	67.4%	$2,369	71.2%	$1,597	69.8%

GAAP research and development expense	$436	39.4%	$172	21.6%	$835	25.1%	$483	21.1%
Core Illumina research & development costs	—	—	(3)	(0.4)%	—	—	(1)	—
GRAIL research & development costs	(196)	(17.7)%	—	—	(196)	(5.9)%	—	—
Non-GAAP research and development expense	$240	21.7%	$169	21.2%	$639	19.2%	$482	21.1%

GAAP selling, general and administrative expense	$879	79.3%	$192	24.2%	$1,666	50.1%	$643	28.1%
Core Illumina selling, general, and administrative costs	(99)	(8.9)%	4	0.6%	(393)	(11.8)%	(87)	(3.8)%
GRAIL selling, general, and administrative costs	(492)	(44.4)%	—	—	(492)	(14.8)%	—	—
Non-GAAP selling, general and administrative expense	$288	26.0%	$196	24.8%	$781	23.5%	$556	24.3%

GAAP operating (loss) profit	$(545)	(49.2)%	$162	20.4%	$(164)	(5.0)%	$447	19.6%
Core Illumina	105	9.5%	8	1.0%	413	12.4%	112	4.8%
GRAIL	700	63.2%	—	—	700	21.1%	—	—
Non-GAAP operating profit (a)	$260	23.5%	$170	21.4%	$949	28.5%	$559	24.4%

GAAP other income (expense), net	$965	87.1%	$53	6.6%	$962	28.9%	$110	4.8%
Core Illumina adjustments	(971)	(87.6)%	(46)	(5.7)%	(973)	(29.2)%	(90)	(3.9)%
Non-GAAP other (expense) income, net (a)	$(6)	(0.5)%	$7	0.9%	$(11)	(0.3)%	$20	0.9%

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)

CORE ILLUMINA ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Three Months Ended				Nine Months Ended
	October 3, 2021		September 27, 2020		October 3, 2021		September 27, 2020
GAAP gross profit - Core Illumina (b)	$781	70.7%	$526	66.2%	$2,348	70.6%	$1,573	68.8%
Amortization of acquired intangible assets	7	0.6%	7	0.9%	19	0.6%	21	0.9%
Expenses related to COVID-19 (c)	—	—	3	0.4%	1	—	5	0.2%
Income related to COVID-19 (d)	—	—	(1)	(0.1)%	—	—	(4)	(0.2)%
Restructuring (e)	—	—	—	—	—	—	2	0.1%
Non-GAAP gross profit - Core Illumina (a)	$788	71.3%	$535	67.4%	$2,368	71.2%	$1,597	69.8%

GAAP research and development expense - Core Illumina	$212	19.1%	$172	21.6%	$611	18.4%	$483	21.1%
Expenses related to COVID-19 (c)	—	—	(3)	(0.4)%	—	—	(3)	(0.1)
Income related to COVID-19 (d)	—	—	—	—	—	—	2	0.1%
Non-GAAP research and development expense - Core Illumina	$212	19.1%	$169	21.2%	$611	18.4%	$482	21.1%

GAAP selling, general and administrative expense - Core Illumina	$365	33.0%	$192	24.2%	$1,152	34.6%	$643	28.1%
Amortization of acquired intangible assets	—	—	(1)	(0.1)%	(1)	—	(1)	—
Acquisition-related (f)	(106)	(9.6)%	(13)	(1.5)%	(400)	(12.0)%	(106)	(4.6)%
Contingent consideration liabilities (n)	7	0.7%	—	—	7	0.2%	—	—
Expenses related to COVID-19 (c)	—	—	(7)	(0.9)%	(2)	(0.1)%	(9)	(0.5)%
Income related to COVID-19 (d)	—	—	—	—	1	—	2	0.1%
Gain on litigation (g)	—	—	25	3.1%	2	0.1%	25	1.1%
Restructuring (e)	—	—	—	—	—	—	2	0.1%
Non-GAAP selling, general and administrative expense - Core Illumina	$266	24.1%	$196	24.8%	$759	22.8%	$556	24.3%

GAAP operating profit - Core Illumina	$205	18.5%	$162	20.4%	$586	17.6%	$447	19.6%
Cost of revenue	6	0.6%	9	1.2%	20	0.6%	24	1.0%
Research and development costs	—	—	3	0.4%	—	—	1	—
Selling, general and administrative costs	99	8.9%	(4)	(0.6)%	393	11.8%	87	3.8%
Non-GAAP operating profit - Core Illumina (a)	$310	28.0%	$170	21.4%	$999	30.0%	$559	24.4%

GAAP other income (expense), net - Core Illumina	$965	87.3%	$53	6.6%	$962	28.9%	$110	4.8%
Acquisition-related (f)	(900)	(81.4)%	—	—	(900)	(27.1)%	—	—
Non-cash interest expense (h)	7	0.7%	11	1.4%	27	0.9%	31	1.4%
Strategic investment related (gain), net (i)	(66)	(6.0)%	(67)	(8.4)%	(52)	(1.6)%	(141)	(6.2)%
Loss (gain) on derivative assets (j)	—	—	10	1.3%	(26)	(0.8)%	25	1.1%
Bridge facility fees (k)	—	—	—	—	7	0.3%	—	—
Gain on contingent value right (l)	(12)	(1.1)%	—	—	(30)	(0.9)%	(5)	(0.2)%
Loss on extinguishment of debt (m)	—	—	—	—	1	—	—	—
Non-GAAP other (expense) income, net - Core Illumina (a)	$(6)	(0.5)%	$7	0.9%	$(11)	(0.3)%	$20	0.9%

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(In millions)
(unaudited)

GRAIL ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS:

	Three Months Ended		Nine Months Ended
	October 3, 2021	September 27, 2020	October 3, 2021	September 27, 2020
GAAP gross loss - GRAIL (b)	$(11)	—	$(11)	—
Amortization of acquired intangible assets	12	—	12	—
Non-GAAP gross profit - GRAIL (a)	$1	—	$1	—

GAAP research and development expense - GRAIL	$224	—	$224	—
Acquisition related (f)	(196)	—	(196)	—
Non-GAAP research and development expense - GRAIL	$28	—	$28	—

GAAP selling, general and administrative expense - GRAIL	$514	—	$514	—
Acquisition-related (f)	(492)	—	(492)	—
Non-GAAP selling, general and administrative expense - GRAIL	$22	—	$22	—

GAAP operating loss - GRAIL	$(750)	—	$(750)	—
Cost of revenue	12	—	12	—
Research and development costs	196	—	196	—
Selling, general and administrative costs	492	—	492	—
Non-GAAP operating loss - GRAIL (a)	$(50)	—	$(50)	—
All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(a) Non-GAAP gross profit, included within non-GAAP operating profit (loss), is a key measure of the effectiveness and efficiency of manufacturing processes, product mix and the average selling prices of our products and services. Non-GAAP operating profit (loss), and non-GAAP other (expense) income, net, exclude the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing past and future operating performance, including in the non-GAAP measures relating to our Core Illumina and GRAIL segments.
(b) Reconciling amounts are recorded in cost of revenue.
(c) Amounts consist of direct and incremental expenses incurred due to the COVID-19 pandemic, primarily expenses related to employee testing and incremental cleaning in 2021, and a one-time allowance paid to employees working remotely in Q3 2020 to help with additional expenses, premium pay for onsite essential workers, and personal protective equipment.
(d) Amounts consist of direct and incremental income due to the COVID-19 pandemic, primarily payroll-related credits earned in the US and Canada in Q1 2021, and payroll-related credits earned in Singapore in 2020.
(e) Amount consists primarily of employee costs, net of adjustments, related to restructuring in 2020.
(f) Amounts for Q3 2021 consist primarily of gain related to fair value adjustment of our previously held interest in GRAIL of approximately $900 million, GRAIL day one acquisition-related compensation expense of approximately $654 million, and other acquisition related expenses. In addition to this, amount for the first three quarters of 2021 consists of expenses related to the Continuation Payments related to the acquisition totaling $245 million. Amounts for 2020 consist primarily of acquisition related expenses, expenses related to the Continuation Advances and Reverse Termination Fee paid to Pacific Biosciences related to the terminated acquisition.
(g) Amount consists of a gain related to a patent litigation settlement.
(h) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.
(i) Amounts consist primarily of mark-to-market adjustments and impairments from our strategic investments.

(j) Amount for the three quarters of 2021 consists of a gain recorded on our derivative assets related to the terminated acquisition with Pacific Biosciences as a result of Pacific Biosciences repaying to us $52 million in Continuation Advances. Amounts for Q3 2020 and the three quarters of 2020 consist of fair value adjustments recorded on our derivative assets.
(k) Amount consists of expenses related to the bridge facility commitment which was terminated in March 2021, in conjunction with our issuance of term notes.
(l) Amounts consist of fair value adjustments related to our contingent value right received from Helix.
(m) Amount consists of loss on extinguishment of our 2021 Convertible Senior Notes, which matured in June 2021.
(n) Amount consists of fair value adjustment of contingent consideration liabilities related to the acquisitions.

Illumina, Inc.
Reconciliation of Non-GAAP Financial Guidance
(unaudited)

Our future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect our financial results are stated above in this press release. More information on potential factors that could affect our financial results is included from time to time in the public reports filed with the Securities and Exchange Commission, including Form 10-K for the fiscal year ended January 3, 2021 filed with the SEC on February 17, 2021, Form 10-Q for the fiscal quarter ended April 4, 2021, and Form 10-Q for the fiscal quarter ended July 4, 2021. We assume no obligation to update any forward-looking statements or information.

Fiscal Year 2021
GAAP diluted earnings per share	$4.41 - $4.51
Amortization of acquired intangible assets	0.49
Non-cash interest expense (a)	0.23
Acquisition-related (b)	1.24
Bridge facility fees (c)	0.05
COVID-19 expenses, net (d)	0.02
Loss on extinguishment of debt (e)	0.01
Strategic investment related gain, net (f)	(0.34)
Gain on contingent value right (g)	(0.20)
Gain on derivative assets (h)	(0.17)
Contingent consideration liabilities (i)	(0.05)
Gain on litigation (j)	(0.01)
Incremental non-GAAP tax expense (k)	(0.13)
Excess tax benefits from share-based compensation (l)	(0.05)
Non-GAAP diluted earnings per share	$5.50 - $5.60

(a) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.
(b) Amount consists primarily of gain related to fair value adjustment of our previously held interest in GRAIL of approximately $900 million, day one acquisition-related compensation expense of approximately $654 million, Continuation Payments related to the acquisition of $245 million, and other acquisition related expenses.
(c) Amount consists of expenses related to the bridge facility commitment which was terminated in March 2021, in conjunction with our issuance of term notes.
(d) Amount consists of direct and incremental expenses incurred due to the COVID-19 pandemic, primarily expenses related to employee testing and incremental cleaning, partially offset by direct and incremental income due to the COVID-19 pandemic, primarily payroll-related credits earned in the US and Canada.
(e) Amount consists of loss on extinguishment of our 2021 Convertible Senior Notes, which matured in June 2021.
(f) Amount consists primarily of mark-to-market adjustments and impairments from our strategic investments.
(g) Amount consists of fair value adjustments related to our contingent value right received from Helix.
(h) Amount consists of gain recorded on our derivative assets related to the terminated acquisition with Pacific Biosciences as a result of Pacific Biosciences repaying to us $52 million in Continuation Advances.
(i) Amount consists of fair value adjustment of contingent consideration liabilities related to the acquisitions.
(j) Amount consists of a gain related to a patent litigation settlement.
(k) Incremental non-GAAP tax expense reflects the tax impact related to the non-GAAP adjustments listed.
(l) Amount represents tax deductions taken in excess of stock-based compensation cost.